Exhibit 10.22

FIRST AMENDMENT TO STEIN MART, INC.

2001 OMNIBUS PLAN

This First Amendment is made effective this 12th day of December 2006, to the Stein Mart, Inc. 2001 Omnibus Plan (the “Plan”).

Background Facts:

The following facts constitute the background for this Amendment:

A.	Stein Mart, Inc., a Florida Corporation (the “Company”) adopted the Plan in 2001 to provide incentives for key employees and to more closely to align the interest of the Company’s key employees with those of the Company’s shareholders;

B.	The Plan includes, among other things, certain provisions (the “Adjustment Provisions”) permitting adjusting outstanding awards under the Plan for certain equity restructurings (such as stock dividends, stock splits and the like);

C.	No equity restructuring which are subject to the Adjustment Provisions are now contemplated; and

D.	The Plan provides in Section 12.1 thereof for amendment of the Plan by the Company’s board of directors, and the board of directors has this date approved this amendment to the Plan to make the Adjustment Provisions mandatory and not discretionary in the committee which administers the Plan.

NOW THEREFORE, the Company does hereby adopt this Amendment to the Plan effective this date, and accordingly:

1.	Adjustments. Section 4.3 of the Plan is hereby amended to read in its entirety as follows:

4.3	Adjustments.

(a) General. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it shall deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be issued under the Plan, (ii) the individual Key Employee Participant maximums for Awards granted during any calendar year, (iii) the number and type of Shares subject to outstanding Awards, and (iv) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provisions for the mandatory surrender of an Award and a cash payment to the holder of an outstanding Award upon such surrender. With respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Nonqualified Stock Option Awards subject to grant or previously granted to Non-Employee Directors under the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustment as shall be necessary to maintain the proportionate interest of the optionee and preserve, without exceeding, the value of such Option Awards.

(b) Adjustment to Awards Upon Certain Acquisitions. In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future awards in connection with the acquisition of another business or another corporation or business entity, the Committee shall make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards granted to Key Employee Participants or Advisor Participants (and the Board shall make such adjustments with respect to Non-Employee Directors) as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan to Participants as so adjusted.

2.	Ratification. Except as expressly provided herein, the Plan is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first above written.

Stein Mart, Inc.

By:	/s/ Michael D. Fisher
Michael D. Fisher President and Chief Executive Officer